                                                                      Exhibit 11
                                                                      ----------

                               BROOKSTONE, INC.

               Computation of Basic and Diluted Earnings (Loss)
                               Per Common Share
                     (In thousands, except per share data)
                                  (Unaudited)

                                                               Thirteen Weeks Ended                    Twenty-Six Weeks Ended
                                                   ----------------------------------------  --------------------------------------
                                                      July 31, 1999        August 1, 1998       July 31, 1999       August 1, 1998
                                                   ------------------   -------------------  ------------------   -----------------
Net income (loss)                                      $         9          $    (475)           $   (4,614)         $   (4,892)
                                                       ===========          =========            ==========          ==========

Weighted average number of common shares
  outstanding                                                8,134              7,984                 8,115               7,945

Effect of dilutive securities:
   Stock options                                               279                ---                   ---                 ---
                                                       ===========          =========            ==========          ==========
Weighted average number of common shares
  as adjusted                                                8,413              7,984                 8,115               7,945
                                                       ===========          =========            ==========          ==========

Net earnings (loss) per share - basic/diluted          $      0.00          $   (0.06)           $    (0.57)         $    (0.62)
                                                       ===========          =========            ==========          ==========

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